TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (this “Agreement”), dated this 28th day of June, 2021, is entered into by and between FARO Technologies, Inc. (the “Company”), and Katrona Tyrrell (“Executive”).
Recitals

WHEREAS, in connection with Executive’s separation from the Company, and in order to promote a smooth and amicable transition of duties, the Company has decided to offer the separation compensation and other consideration described herein, conditioned upon Executive’s compliance with the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Agreement

1.Transition.

a.Resignation. Executive’s resignation from the position of Senior Vice President, Human Resources and from any other positions or appointments that she may hold by or through the Company and its affiliates, including as an officer or director of any subsidiary of the Company, is effective June 28, 2021 (the “Resignation Date”). Executive agrees to execute, promptly upon request by the Company or any of its affiliates, any additional documents necessary to effectuate such resignations. After the Resignation Date, Executive will no longer be authorized or permitted to incur any expenses, obligations or liabilities on behalf of the Company or engage in any duties and responsibilities except the Transition Duties outlined below.

b.Transition Duties. After the Resignation Date and continuing to July 2, 2021 (the “Transition Period”), Executive shall continue as an at-will employee of the Company to perform the transition duties outlined herein (the “Transition Duties”); provided that the Transition Period shall automatically continue unless either party provides 10 days’ advanced written notice of its intention to end the Transition Period. During the Transition Period, Executive shall work toward [***]. In addition, Executive shall (i) work at the direction of the Company’s Chief Executive Officer (“CEO”) towards achieving a smooth transition of authority and operations to the Company’s employees designated by the Company’s CEO, providing assistance and input concerning ongoing work-related matters in order to effectively transition matters to other staff, and performing other duties as reasonably directed by the CEO; and (ii) provide the Company with an additional 15 hours of consulting services during the month of July 2021 at the reasonable direction of the CEO. Executive acknowledges and agrees that her employment with the Company will terminate at the conclusion of the Transition Period.

2.Consideration. The Company agrees to pay Executive the following consideration (the “Separation Compensation”), contingent upon Executive’s execution of this Agreement and the Release attached hereto as Exhibit A, and Executive’s continued full compliance with the terms of this Agreement:

a.In consideration for valuable consideration provided under this Agreement, the Company will continue to pay Executive her existing base salary, payable in biweekly installments during the Transition Period consistent with the Company’s current payroll practices. In addition, at the end of the Transition Period, the Company will pay Executive any accrued but unused Paid Time Off.

b.In consideration for Executive agreeing to the covenants set forth in Sections 3, 5, 7, 8 and 9 of this Agreement and the Release attached hereto as Exhibit A (the “Release”):

i.the Company will continue to pay Executive her existing base salary, payable in biweekly installments, over a period of twelve (12) months following the expiration of the Transition Period, beginning on the first payroll date after the Effective Date of the Release;

ii.any outstanding and unvested stock options held by Executive shall become fully exercisable as of the Effective Date of the Release, and such stock options shall thereafter continue or lapse in accordance with the other provisions of the applicable plan and award certificate;

iii.any outstanding restricted stock units held by Executive shall become fully vested as of the Effective Date of the Release and shall immediately convert to shares of Company common stock as of the Effective Date of the Release;

iv.Executive’s health insurance benefits with the Company shall continue on the same terms and conditions during the Transition Period, and cease to be effective at the conclusion of the Transition Period. Following the Transition Period, in the event that Executive chooses to exercise her rights under COBRA to continue her participation in the Company’s health insurance plan, in compliance with the American Recovery Act of 2021, the Company shall cover the costs for such coverage from the end of the Transition Period through September 30, 2021. If Executive continues to elect COBRA after September 30, 2021, the Company shall directly pay, or reimburse Executive for, the premium for Executive and her covered dependents through the earlier of (A) September 30, 2022, and (B) the date Executive and Executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s), provided that if the Company determines that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act) or incurring an excise tax, then, in lieu of the foregoing benefit, a taxable amount equal to each remaining Company subsidy payment will thereafter be paid to Executive in substantially equal monthly installments;

v.The Company will provide Executive with a letter of reference written by Michael Burger (CEO) that Executive may provide to prospective employers; and

vi.provided Executive completes all that is asked of her relating to the Transactions to the reasonable satisfaction of the CEO, the Company will pay Executive an additional lump sum payment in the amount of $40,000, less taxes and withholdings;

provided, however that in the case of both (ii) and (iii) above, if Executive breaches any of the covenants set forth in Sections 3, 5, 7, 8 or 9 of this Agreement in any material respect, her outstanding stock options shall terminate immediately and automatically upon such breach and shall not be exercisable following such breach regardless of the vested status of such stock options, and Executive’s unvested restricted stock units shall be immediately and automatically forfeited upon such breach, in each case without further consideration or any act or action by Executive, and in the case of (i) above, if Executive breaches any of the covenants set forth in Sections 3, 5, 7, 8 or 9 of this Agreement in any material respect, the Company’s obligation to continue making the payments specified hereunder shall immediately stop.

c.The payments and other consideration described in Sections 2(a) and 2(b) shall be minus the deductions the Company considers appropriate for any local, state and federal income taxes, Social Security, Medicare and other analogous withholdings. The Company’s agreement to make the payments described in Sections 2(a) and 2(b) is specifically contingent upon Executive executing this Agreement, not revoking the Agreement, as set forth in Section 11(f) below, and complying with its terms, and Executive’s agreement to execute the Release attached hereto as Exhibit A, and not revoking the Release, at the end of the Transition Period. To the extent the Separation Compensation becomes payable pursuant to the terms of this Agreement, the Company will begin to make such payments within five (5) business days (or, if later, on the first payroll date) after the Effective Date of the Release attached hereto as Exhibit A.

3.General Release and Covenant Not to Sue. In return for the Separation Compensation described in Section 2(b), Executive fully and forever discharges and releases the Company, its subsidiaries and affiliates, and each of their respective officers, directors, managers, employees, agents, attorneys and successors and assigns (collectively, the “FARO Companies”) from any and all claims or causes of action, known or unknown, for relief of any nature, arising on or before the date of this Agreement, which Executive now has or claims to have or which Executive at any time prior to signing this Agreement had, against the FARO Companies, including, but in no way limited to: any claim arising from or related to Executive’s employment by FARO or the termination of Executive’s employment with FARO, including but not limited to any claim under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 1981, the Americans With Disabilities Act (“ADA”), the Family and Medical Leave Act

(“FMLA”), the Employee Retirement Income Security Act (“ERISA”), the Equal Pay Act (“EPA”), the Occupational Safety and Health Act (“OSHA”), the Florida Civil Rights Act, Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.), Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.), Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.), Florida Minimum Wage Act (§ 448.110, Fla. Stat.), Article X, and Section 24 of the Florida Constitution (Fla. Const. art. X, § 24) and any and all other local, state, and federal law claims arising under statute or common law. Executive also agrees not to file a lawsuit against any of the FARO Companies in connection with such released claims. Executive agrees that if anyone makes a claim or undertakes an investigation involving her in any way, Executive waives any and all rights and claims to financial recovery resulting from such claim or investigation. Executive further represents that she has not assigned to any other person any of such claims, and that she has the full right to grant this release. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law. By signing this Agreement, Executive acknowledges that she is doing so knowingly and voluntarily, that she understands that she may be releasing claims she may not know about, and that she is waiving all rights she may have had under any law that is intended to protect her from waiving unknown claims.

4.No Admission of Liability. The signing of this Agreement, the payment of the Separation Compensation, and the conferring of any other consideration upon Executive is not an admission by the Company of fault or potential liability on the part of the Company. Rather, this Agreement is entered into in an effort to provide Executive with a separation package and to end the parties’ employment relationship on an amicable basis. Executive agrees that neither this Agreement nor any of its terms shall be offered or admitted into evidence or referenced in any judicial or administrative proceedings for the purpose or with the effect of attempting to prove fault or liability on the part of the Company, except as may be necessary to consummate or enforce the express terms of this Agreement.

5.Confidentiality and Non-Disparagement.

a.Executive agrees not to disclose confidential, sensitive, or proprietary information concerning the Company obtained by her during her employment with the Company. For purposes of this Agreement, “confidential, sensitive, or proprietary” information would include, without limitation, all materials and information (whether written or not) about the Company’s services, products, processes, research, customers, personnel, finances, purchasing, sales, marketing, accounting, costs, pricing, improvements, discoveries, software, business methods and formulas, inventions, and other business aspects of the Company which are not generally known and accessible to the public at large or which provide the Company with a competitive advantage.

b.Executive agrees that she will not: (1) make any statements to representatives of any press or media, Company employee, government entity, customer or vendor, which is disparaging of the Company, its reputation, or the character, competence or reputation of any officer, director, executive, employee, partner, or agent of the Company or any of its affiliated entities; (2) directly or indirectly provide information, issue statements, or take any action that would be reasonably likely to damage the Company’s reputation, cause the Company embarrassment or humiliation, or otherwise cause or contribute to the Company being held in disrepute; (3) directly or indirectly seek to cause any person or organization to discontinue or limit their current employment or business relationship with the Company; or (4) encourage or assist others to issue such statements or take such actions prohibited in this Section.

c.Nothing contained in this Agreement (including the Release attached hereto as Exhibit A) limits Executive’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits Executive’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Executive’s ability to provide documents or other information, without notice to the Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If Executive files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Executive’s behalf, or if any other third party pursues any claim on Executive’s behalf, Executive waives any right to monetary or other individualized relief (either individually or as part of any collective or class action); provided that nothing in this Agreement limits any right Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. In addition, pursuant to the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law or under this Agreement for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6.Return of Property. Executive agrees that no later than the conclusion of the Transition Period she will have returned all Company business records and property, including as applicable all financial files, notes, computer, cell phone, keys, contracts, employee records, files, correspondence, thumb drives, or the like containing information which was provided by the Company or obtained as a result of Executive’s employment relationship with the Company.

7.Future Assistance. In partial consideration for receiving the Separation Compensation, Executive agrees that after the Transition Period, she will reasonably cooperate and make herself reasonably available to the Company in the event her assistance is needed to locate, understand, or clarify work previously performed by her or other work-related issues relating to her employment. Executive further agrees, upon the Company’s request, to cooperate, assist and make herself reasonably available to the Company or its attorneys, on an as-needed basis, to provide information related to the Company’s financial statements, as well as any lawsuits which are pending or which may arise in the future, related in any way to issues of which Executive had personal knowledge or involvement during the term of employment with the Company. This may include, but is not limited to, making herself reasonably available to provide information to the Company’s attorneys, providing truthful and accurate sworn testimony in the form of deposition, affidavit and/or otherwise requested by the Company or providing testimony to government agencies. Given Executive’s position as an executive employee, if she is contacted by a governmental agency to provide information related to the Company, she agrees to contact the Company’s CEO prior to providing any information or response to the governmental agency in order to provide the Company with a meaningful opportunity to respond to such a request. To the extent permitted by applicable law, Executive also agrees to permit the Company’s attorneys to be present during any interview she may be required to give with any governmental entity.

8.Non-Competition. In order to protect the Company’s trade secrets and confidential information, third-party goodwill and other legitimate business interests, Executive acknowledges and agrees that during the Transition Period and for a period of two (2) years after the conclusion of the Transition Period (the “Restricted Period”), Executive will not, without the Company’s express written permission, directly or indirectly, assist, be employed by, consult with, or provide services to any FARO Competitor. Executive understands and agrees that, during the Restricted Period, she is and will be subject to the restrictions set forth in this Section 8 in any geographic territory where the Company conducts business, including without limitation, the continental United States, Europe and Asia. “FARO Competitor” means (i) any business or enterprise that provides goods and/or services similar to or competitive with the Company (each such business or enterprise, a “Competitor”), or (ii) any of such Competitor’s subsidiaries, affiliates, agents or distributors, irrespective of whether the subsidiary, affiliate, agent or distributor itself provides goods and/or services similar to or competitive with the Company. As used in this definition, “affiliate” includes any entity, business or enterprise that, directly or indirectly, controls a Competitor or is under common control through another person or entity with a Competitor. The terms “controls,” “controlled by,” and “under common control” mean, when used with respect to any specified legal entity, the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The term “assist” includes any direct or indirect interest in any enterprise, whether as a stockholder, member, partner, joint venture, franchisor, franchisee, executive, consultant or otherwise (other than by ownership of less than two percent (2%) of the stock of a publicly held corporation) or rendering any direct or indirect service or assistance to any FARO Competitor.

9.Non-Solicitation. During the Restricted Period, Executive shall not, without the prior written permission of the Company, directly or indirectly, for herself or on behalf of any other person or entity, (i) solicit, call upon, encourage or contact, or attempt to solicit, call upon, encourage or contact any customer or prospective customer of the Company or any of its subsidiaries for purposes of providing products or services competitive with those products or services offered by the Company or any of its subsidiaries or causing such person or entity to terminate their business relationship with the Company or any of its subsidiaries, or (ii) solicit or induce, or attempt to solicit or induce, any employee of the Company or any of its subsidiaries to terminate his or her relationship with the Company or any of its subsidiaries and/or to enter into an employment or agency relationship with Executive or with any other person or entity with whom Executive is affiliated, provided that the restriction in this Section 9 shall apply only to employees of the Company or any of its subsidiaries with whom Executive worked by virtue of and during her employment with the Company.

10.Section 409A. The provisions of this Agreement will be administered, interpreted and construed in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended, the regulations issued thereunder, or any exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Each payment under this Agreement shall be considered a separate and distinct payment. Executive shall have no right to designate the date of any payment under this Agreement. Executive will not be considered to have terminated employment with the Company and its affiliates for purposes of any payments under this Agreement which are subject to Section 409A until Executive would be considered to have incurred a “separation from service” (within the meaning of Section 409A). To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable pursuant to this Agreement or any other arrangement between Executive and the Company and its affiliates during the six (6) month period immediately following Executive’s separation from service will instead be paid on the first business day after the date that is six (6) months following Executive’s separation from service (or, if earlier, Executive’s date of death). Nothing contained in this Agreement shall constitute any representation or warranty by the Company regarding compliance with Section 409A or any other applicable provision of federal, state, local or other tax law. The Company has no obligation to take any action to prevent the assessment of any tax under Section 409A or any other applicable provision of federal, state, local or other tax law, and neither the Company, nor any of the FARO Companies, shall have any liability to Executive or any other person with respect thereto.

11.Miscellaneous.

a.Executive shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by the Company as a result of Executive’s material breach of this Agreement. The Company shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, prejudgment interest, and reasonable attorneys’ fees) incurred by Executive as a result of the Company’s material breach of this Agreement.

b.Executive acknowledges that she is a part to an Intellectual Property and Confidentiality Agreement dated January 17, 2017 and a Non-Competition and Non-Solicitation Addendum to Intellectual Property and Confidentiality Agreement dated January 17, 2017 (the “Restrictive Covenant Agreements”). Executive acknowledges and reaffirms her obligations under the Restrictive Covenant Agreement, the terms of which are incorporated herein by reference. To the extent any of the terms in the Restrictive Covenant Agreements conflict with Sections 8 and 9 of this Agreement, the terms of this Agreement shall control.

c.Executive agrees that the Company shall have no other obligations or liabilities to her except as provided herein. This Agreement shall be construed as a whole in accordance with its fair meaning and the laws of the State of Florida. Any dispute under this Agreement shall be adjudicated by a court of competent jurisdiction in the state or federal courts of Orange County, Florida. Except as otherwise provided for herein, this Agreement constitutes the entire agreement between the Company and Executive on the matters described herein and it shall not be modified unless in writing and executed by a duly authorized officer of the Company. The provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

d.Except as otherwise provided in Section 2 of this Agreement, this Agreement shall have no effect on Executive’s entitlement to stock options or other benefits earned and vested prior to the conclusion of the Transition Period, except to the extent such benefits are affected by the conclusion of the Transition Period under the terms of the respective plans governing such benefits. Except as provided herein, such benefits shall be governed by the terms of their respective plans outside the terms of this Agreement.

e.EXECUTIVE ACKNOWLEDGES THAT SHE VOLUNTARILY ENTERS INTO THIS AGREEMENT WITH A FULL AND COMPLETE UNDERSTANDING OF ITS TERMS AND LEGAL EFFECT. EXECUTIVE REPRESENTS THAT SHE WAS ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING BELOW.

f.Executive further represents that by entering into this Agreement, Executive is not relying on any statements or representations made by the Company, its officers, directors, agents, or employees, which are not specifically incorporated in this Agreement; rather, Executive is relying upon Executive’s own judgment and the advice of Executive’s attorney, if applicable.

g.The offer embodied in this Agreement shall remain open and capable of acceptance by Executive until 6/24/2021 after which time the offer shall be revoked. Executive acknowledges that she has been given at least 21 calendar days from the date of this Agreement to accept the terms of this Agreement, although she may accept it at any time within those 21 days. After Executive executes this Agreement, Executive will still have an additional 7 days in which to revoke her acceptance. To revoke, Executive must notify the Company’s CEO in writing delivered via hand delivery or certified mail, return receipt requested, and the Company’s CEO must receive such written notification before the end of the 7-day revocation period. If Executive does not execute this Agreement within the 21-day period, or if she timely revokes this Agreement during the 7-day revocation period, this Agreement will not become effective and she will not be entitled to the Separation Compensation provided for in Section 2 above, and she will return to the Company any and all Separation Compensation already received by her under this Agreement.

h.This Agreement may not be revoked at any time after the expiration of the 7-day revocation period referenced in Section 11(f) above. This Agreement is not intended to and shall not affect the right of Executive to file a lawsuit, complaint or charge that challenges the validity of this Agreement under the Older Workers Benefit Protection Act, 29 U.S.C. §626(f), with respect to claims under the ADEA. Executive agrees, however, that, with the exception of an action to challenge her waiver of claims under the ADEA, if she ever attempts to make, assert or prosecute any claim(s) covered by the General Release and Covenant Not to Sue in Section 3, she will, prior to filing or instituting such claim(s), return to the Company any and all the Separation Compensation payments already received by her under this Agreement, plus interest at the highest legal rate, and, with the exception of an action to challenge her waiver of claims under the ADEA, if the Company prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim, she will pay the Company’s attorneys’ fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recession or annulment of all or any portion of this Agreement.

i.The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon the successors and assigns of the Company and by this Section 11(i), Executive expressly consents to the Company’s right to assign this agreement. This Agreement cannot be assigned by Executive.

j.Except for those agreements specifically preserved herein, this Agreement sets forth the entire agreement between the parties concerning the termination of Executive’s employment with the Company and supersedes any other written or oral promises concerning the subject matter of this Agreement.

k. This Agreement may be signed in counterparts or transmitted by electronic means, but shall be considered duly executed if so signed by the parties.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year indicated below.

FARO TECHNOLOGIES, INC.
/s/ Michael D. Burger
_______________________________
By: Michael D. Burger
Its: President & CEO
Date: June 28. 2021

/s/ Katrona Tyrrell
_______________________________
By: Katrona Tyrrell
Date: June 28. 2021

Exhibit A (To Be Signed on Executive’s Last Date of Employment)

Release of Claims

General Release and Covenant Not to Sue. In return for the Separation Compensation described in the Transition and Separation Agreement, to which this Release is attached, Executive fully and forever discharges and releases the Company, its subsidiaries and affiliates, and each of their respective officers, directors, managers, employees, agents, attorneys and successors and assigns (collectively, the “FARO Companies”) from any and all claims or causes of action, known or unknown, for relief of any nature, arising on or before the date of this Release, which Executive now has or claims to have or which Executive at any time prior to signing this Release had, against the FARO Companies, including, but in no way limited to: any claim arising from or related to Executive’s employment by FARO or the termination of Executive’s employment with FARO, including but not limited to any claim under the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 1981, the Americans With Disabilities Act (“ADA”), the Family and Medical Leave Act (“FMLA”), the Employee Retirement Income Security Act (“ERISA”), the Equal Pay Act (“EPA”), the Occupational Safety and Health Act (“OSHA”), the Florida Civil Rights Act, Florida Civil Rights Act (§§ 760.01 to 760.11, Fla. Stat.), Florida Whistleblower Protection Act (§§ 448.101 to 448.105, Fla. Stat.), Florida Workers' Compensation Retaliation provision (§ 440.205, Fla. Stat.), Florida Minimum Wage Act (§ 448.110, Fla. Stat.), Article X, and Section 24 of the Florida Constitution (Fla. Const. art. X, § 24) and any and all other local, state, and federal law claims arising under statute or common law. Executive also agrees not to file a lawsuit against any of the FARO Companies in connection with such released claims. Executive agrees that if anyone makes a claim or undertakes an investigation involving her in any way, Executive waives any and all rights and claims to financial recovery resulting from such claim or investigation. Executive further represents that she has not assigned to any other person any of such claims, and that she has the full right to grant this release. It is agreed that this is a general release and it is to be broadly construed as a release of all claims, except those that cannot be released by law. By signing this Release, Executive acknowledges that she is doing so knowingly and voluntarily, that she understands that she may be releasing claims she may not know about, and that she is waiving all rights she may have had under any law that is intended to protect her from waiving unknown claims.

Consideration and Revocation Period. Executive acknowledges that she has been given at least 21 calendar days from the date of this Release to accept the terms of this Release, although she may accept it at any time within those 21 days. After Executive executes this Release, Executive will still have an additional 7 days in which to revoke her acceptance. To revoke, Executive must notify the Company’s CEO in writing delivered via hand delivery or certified mail, return receipt requested, and the Company’s CEO must receive such written notification before the end of the 7-day revocation period. If Executive does not execute this Release within the 21-day period, or if she timely revokes this Release during the 7-day revocation period, this Release will not become effective and she will not be entitled to the Separation Compensation provided for in the Transition and Separation Agreement, and she will return to the Company any and all Separation Compensation already received by her under the Transition and Separation Agreement.

This Release may not be revoked at any time after the expiration of the 7-day revocation period referenced above (the “Effective Date”). This Release is not intended to and shall not affect the right of Executive to file a lawsuit, complaint or charge that challenges the validity of this Release under the Older Workers Benefit Protection Act, 29 U.S.C. §626(f), with respect to claims under the ADEA. Executive agrees, however, that, with the exception of an action to challenge her waiver of claims under the ADEA, if she ever attempts to make, assert or prosecute any claim(s) covered by the Release, she will, prior to filing or instituting such claim(s), return to the Company any and all the Separation Compensation payments already received by her under the Transition and Separation Agreement, plus interest at the highest legal rate, and, with the exception of an action to challenge his waiver of claims under the ADEA, if the Company prevails in defending the enforceability of any portion of the Transition and Separation Agreement or this Release or in defending itself against any such claim, she will pay the Company’s attorneys’ fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, recession or annulment of all or any portion of the Transition and Separation Agreement or this Release.

Executive understands and agree that this Release is part of the Transition and Separation Agreement to which it is attached. All terms and obligations of the Transition and Separation Agreement remain in full force and effect.

EXECUTIVE ACKNOWLEDGES THAT SHE VOLUNTARILY ENTERS INTO THIS RELEASE WITH A FULL AND COMPLETE UNDERSTANDING OF ITS TERMS AND LEGAL EFFECT. EXECUTIVE REPRESENTS THAT SHE WAS ADVISED TO CONSULT WITH AN ATTORNEY ABOUT THE PROVISIONS OF THIS RELEASE BEFORE SIGNING BELOW.

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